CONFORMED COPY

                          FEDERAL EXPRESS CORPORATION

                   1995 Pass Through Certificates, Series A1
                   1995 Pass Through Certificates, Series A2

                            UNDERWRITING AGREEMENT


MERRILL LYNCH & CO.                                          August 16, 1995
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CHASE SECURITIES, INC.
c/o   MERRILL LYNCH & CO.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      Merrill Lynch World Headquarters
      World Financial Center, North Tower
      New York, New York  10281-1305

Ladies and Gentlemen:

             Federal Express Corporation, a Delaware corporation (the "Company"), proposes that NationsBank, National Association (Carolinas), successor in interest to NationsBank of South Carolina, National Association, acting not in its individual capacity but solely as pass through trustee (the "Trustee") under the Pass Through Trust Agreement dated as of February 1, 1993 (the "Basic Agreement"), as supplemented for each series (each, a "Series") of pass through certificates (the "Pass Through Certificates") to be purchased hereunder by a Series Supplement (each, a "Series Supplement"), in each case between the Company and the Trustee (for each Series, the Basic Agreement, as supplemented by the related Series Supplement, being referred to herein as the "Pass Through Agreement"), issue and sell to the underwriters named in
Schedule I hereto its Pass Through Certificates in the aggregate amounts and with the applicable interest rates and final distribution dates set forth on Exhibit A hereto (the "Offered Certificates") on the terms and conditions stated herein and in Schedule II.

             Each Series of Pass Through Certificates will represent interests in a separate trust (each, a "Pass Through Trust") established pursuant to the related Pass Through Agreement to fund the purchase of equipment trust certificates ("Equipment Certificates") which are to be issued as nonrecourse obligations by certain owner trustees, each acting not in its individual capacity but solely as owner trustee (each, an "Owner Trustee"), in connection with separate leveraged lease transactions entered into by the Company, in each case to refund a portion of the payment by such Owner Trustees of the purchase price for two Airbus A300F4-605R aircraft bearing U.S. Registration Numbers N658FE and N659FE, respectively, that have been leased by the Company from the Owner Trustees (together, the "Aircraft"). Each series of Equipment Certificates will be issued under a separate Trust Indenture and Security Agreement between NationsBank of Georgia, National Association, as Indenture Trustee (the "Indenture Trustee") and the related Owner Trustee (each, an "Indenture" and, collectively, the "Indentures"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Certificates, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Certificates, as indicated in Schedule I.

             The Company has filed with the Securities and Exchange Commission (the "Commission") three registration statements on Form S-3 (Nos. 33-50013, 33-51623 and 33-56569) for the registration of certain equipment trust certificates and pass through certificates, including the Offered Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the Commission and the Basic Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company has, pursuant to Rule 424 under the 1933 Act, filed with, or transmitted for filing to, or shall within the required period of time hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Certificates, together with a revised and restated prospectus relating to pass through certificates covered by the three above-referenced registration statements. The term "Registration Statement" refers collectively to such registration statements in the respective forms in which each became effective, including the exhibits thereto and the documents incorporated by reference therein, as amended to the date hereof. The term "Basic Prospectus" means the above-referenced revised and restated prospectus relating to pass through certificates. The term "Prospectus" means the Basic Prospectus supplemented by the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Offered Certificates together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that have been filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange of 1934, as amended (the "1934 Act").

             Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in or pursuant to the Pass Through Agreement or the Indenture relating to each related series of Equipment Certificates.

SECTION 1.   Representations and Warranties.

             (a) The Company represents and warrants to you and to each Underwriter named in Schedule I, as of the date hereof, as follows:

             (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, is a "citizen of the United States" and a "certificated air carrier" within the meaning of Sections 41102(a) and 41103 of Title 49 of the United States Code (the "Transportation Code"), has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

             (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares (except as otherwise stated in the Registration Statement), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

             (iii) Registration Statement and Prospectus. At the respective times the Registration Statement became effective, the Registration Statement complied, and as of the date hereof does comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the respective times it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or Prospectus or to those parts of the Registration Statement which constitute the Trustee's and the Indenture Trustee's Statements of Eligibility and Qualification (Form T-1) under the 1939 Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

             (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

             (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (vi) Financial Statements. The financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement present fairly the financial position of the Company as of the dates thereof and the results of operations, changes in common stockholders' investment and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Registration Statement meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable, and accurately present the information required to be shown therein.

             (vii) Material Changes or Material Transactions. Except as stated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company, and there has not been any material change in the capital stock or short-term debt, or any material increase in long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company.

             (viii) No Defaults; Regulatory Approvals. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement, each Pass Through Agreement and the other Operative Agreements to which the Company is or is to be a party and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien (other than as permitted under the Leases), charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, which conflict, breach or default would have, individually or in the aggregate with any other such instances, a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as one entity, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree currently in effect or in effect at the time of execution and delivery of this Agreement, each Pass Through Agreement and the other Operative Agreements and applicable to the Company or any of its subsidiaries; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, any Pass Through Agreement or any other Operative Agreement to which the Company is or is to be a party, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws, the Transportation Code, and the Uniform Commercial Code as in effect in Delaware and Tennessee.

             (ix) Legal Proceedings; Contracts. Except for matters described in the Prospectus (as to which the Company makes no representation as to the outcome), there is no pending legal, governmental or administrative proceeding or series of related proceedings to which the Company is a party or of which any property of the Company is the subject which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company on a consolidated basis; to the best knowledge of any financial or legal officer of the Company, no such proceedings are threatened or contemplated against the Company by governmental authorities or others and no basis for any such proceedings exists; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

             (x) Compliance with Laws. The Company's business and operations comply in all material respects with all laws and regulations applicable thereto and there are no known, proposed or threatened changes in any laws or regulations which would have a material adverse effect on the Company or the manner in which it conducts its business; the Company possesses all valid and effective certificates, licenses and permits required to conduct its business as now conducted, except for instances which individually or in the aggregate do not, or will not, have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company.

             (xi) Enforceability of Operative Agreements. Each of the Pass Through Agreements and the other Operative Agreements to which the Company is or is to be a party have been duly authorized by the Company, will each be substantially in the form heretofore supplied to you and, when duly executed and delivered by the Company and the other parties thereto, will each constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the 1939 Act.

             (xii) Validity of the Offered Certificates. When executed, issued, authenticated and delivered pursuant to the provisions of the applicable Pass Through Agreement and sold and paid for as provided in this Agreement, each Series of Offered Certificates will constitute valid and legally binding obligations of the Trustee enforceable in accordance with their terms; and the Certificateholders of such Offered Certificates will be entitled to the benefits provided by such Pass Through Agreement.

             (xiii) Equipment Certificates. The Equipment Certificates to be issued under each applicable Indenture, when duly executed and delivered by the related Owner Trustee and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee, and the Holders thereof will be entitled to the benefits of such Indenture.

             (xiv) Due Execution. This Agreement has been duly executed and delivered by the Company.

             (xv) Descriptions. The Offered Certificates, Pass Through Agreements, Indentures, Participation Agreements, Leases and other Operative Agreements conform, or will upon execution conform, in all material respects to the descriptions thereof in the Prospectus.

      The representations and warranties made by the Company as to the enforceability of the Pass Through Agreements, the Indentures, the Offered Certificates, the Equipment Certificates and the other Operative Agreements set forth in subparagraphs (xi), (xii) and (xiii) above are limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and the enforceability of any Pass Through Agreement, Lease and Indenture is also limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of such Pass Through Agreement, Lease or Indenture or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

             (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of the Offered Certificates shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and unless subsequently amended or supplemented subsequent thereto.

SECTION 2.   Purchase and Sale.

             (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein and in
Schedule II, if any, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at the purchase price specified in Exhibit A hereto, the respective amounts of each Series of Offered Certificates set forth opposite the name of such Underwriter in Schedule I. It is understood that you propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

             (b) Payment of the purchase price for any Offered Certificates to be purchased by the Underwriters shall be made at either the Company's offices in Memphis, Tennessee or the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date hereof or at such other date, time or location specified in Schedule II, or as otherwise shall be agreed upon by you and the Company (such time and date being referred to as a "Closing Time"). Delivery of the Offered Certificates shall be made for your account as specified in
Schedule II against payment by you of the purchase price thereof to, or upon the order of, the Trustee (or such other person as the Company may direct) by wire transfer of federal funds or other immediately available funds. Such Offered Certificates shall be registered in such names, and in such denominations, as you may request in writing at least one business day prior to the Closing Time. Such Offered Certificates, which may be in temporary form, will be made available for examination and packaging by you in New York, New York, on or before the first business day prior to the Closing Time or at such other time and place specified in Schedule II.

             (c) As compensation to you for your commitments and obligations hereunder in respect of the Offered Certificates, including your undertakings to distribute Offered Certificates, the Company will pay (or cause to be paid) to you an amount equal to that percentage of the aggregate amount of each series of Offered Certificates purchased by you as set forth in Exhibit A as the underwriting discounts and commissions. Such payment shall be made simultaneously with the payment by you to the Trustee of the purchase price of the Offered Certificates as specified in Section 2(b) hereof. Payment of such compensation shall be made by wire transfer of federal or other immediately available funds.

SECTION 3.   Covenants of the Company.

             The Company covenants with each of you, and with each Underwriter participating in the offering as follows:

             (a) Prospectus Supplement. The Company has prepared a Preliminary Prospectus containing such information as you and the Company have deemed appropriate, and immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth such information as you and the Company deem appropriate in connection with the offering of the Offered Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations.

             (b) Notice of Certain Events. The Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement relating in any way to the offer and sale of the Offered Certificates, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

             (c) Notice of Certain Proposed Filings. The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

             (d) Copies of the Registration Statement and the Prospectus. The Company will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Offered Certificates.

             (e) Revisions of Prospectus -- Material Changes. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

             (f) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Offered Certificates.

             (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with you, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Offered Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as provided above.

             (h) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

             (i) Stand-Off Agreement. The Company will not, between the date of this Agreement and termination of any trading restrictions with respect to the Offered Certificates or the Closing Time, whichever is later,
(i) without your prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company pursuant to a public offering of securities registered under the 1933 Act (other than the Offered Certificates which are to be sold pursuant hereto and commercial paper in the ordinary course of business), (ii) offer or sell, or enter into any agreement to sell, any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto) unless the Company has provided the Underwriters at least three business days' notice thereof, or
(iii) as may otherwise be provided in Schedule II.

SECTION 4.   Payment of Expenses.

             The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

             (i) the preparation and filing of the Registration Statement and all amendments thereto, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto;

             (ii)  the preparation and filing of this Agreement;

             (iii) the preparation, printing, issuance and delivery of the Offered Certificates;

             (iv) the reasonable fees and disbursements of the Company's accountants and counsel, of the Trustee, the Owner Trustees and the Indenture Trustees and their respective counsel, and of any registrar, paying agent and authenticating agent;

             (v) the qualification of the Offered Certificates under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

             (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Certificates;

             (vii) the preparation and delivery to the Underwriters of copies of the Pass Through Agreements and the other Operative Agreements, including all expenses incident to the performance of the Company's obligations under the Pass Through Agreements, Participation Agreements, Indentures, Leases and each of the other agreements and instruments referred to in the Indentures and Participation Agreements.

             (viii)any fees charged by rating agencies for the rating of the Offered Certificates; and

             (ix) certain fees and disbursements of your counsel, as heretofore agreed.

             If this Agreement is terminated by you in accordance with the provisions of Section 5 or clause (i) of Section 9 hereof, the Company shall reimburse upon demand the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters that shall have been incurred by you in connection with the proposed purchase and sale of the Offered Certificates.

SECTION 5.   Conditions of Underwriters' Obligations.

             The several obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein, or in Schedule II hereto, on its part to be performed and observed and to the following additional conditions precedent:

             (a) Stop Order; Ratings Change; etc. At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned as of the date of this Agreement by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) under the 1933 Act Regulations, to any debt securities of the Company shall not have been lowered since the execution of this Agreement nor shall any such rating organization have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, including the Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Offered Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

             (b) Legal Opinions. At the Closing Time, you shall have received the following documents:

             (1) Opinion of Special Counsel to the Company. The opinion of Davis Polk & Wardwell, special counsel to the Company, dated as of such date, in form and substance satisfactory to you, to the effect set forth in Exhibit B and the opinion of such counsel required to be delivered pursuant to each Participation Agreement, dated as of such date, in form and substance satisfactory to you, to the effect set forth in Exhibit C.

             (2) Opinion of Company Counsel. The opinion of the Senior Vice President and General Counsel of the Company or the Vice President-Law, Corporate and Business Transactions, dated as of such date, in form and substance satisfactory to you, to the effect as set forth in Exhibit D.

             (3) Opinion of Counsel to the Underwriters. The opinion of Vedder, Price, Kaufman & Kammholz, counsel to the Underwriters, with respect to such matters as you may reasonably request.

             (c) Officers' Certificate. At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition (financial or otherwise) of the Company, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; and you shall have received a certificate of the Chief Executive Officer or the Executive Vice President, Worldwide Customer Operations and the Chief Financial Officer, the Treasurer or the Controller of the Company, dated as of the Closing Time, to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has made or caused to be made any required filing of the Prospectus pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b), and (iv) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.

             (d) Comfort Letter. At the time of the execution of this Agreement and at the Closing Time, you shall have received a letter from Arthur Andersen LLP or their successors as the Company's independent accountants (the "Independent Accountants"), dated as of the date hereof and of the Closing Time, as the case may be, in form and substance satisfactory to you to the effect that:

             (i) they are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations;

             (ii) in their opinion the Company's financial statements and schedules included or incorporated by reference in the Registration Statement and Prospectus and covered by their reports included or incorporated therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as the case may be;

             (iii) on the basis of a reading of the financial statements and schedules of the Company included or incorporated in the Prospectus and the Registration Statement, and the latest available unaudited interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters, a reading of the minute books of the Company, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that:

                   (A) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus, as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the common or preferred stock or long-term debt of the Company or, as of such date, there has been any decrease in assets or common stockholders' investment, in each case as compared with amounts shown in the most recent consolidated balance sheet of the Company included or incorporated in the Registration Statement and the Prospectus, except in each case for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                   (B) for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus to such specified date, there was any decrease in operating revenues, operating income, income before taxes or net income of the Company in each case as compared with the comparable period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

             (iv) in addition to their audit referred to in their reports included or incorporated by reference in the Registration Statement and the Prospectus and the review, inquiries and procedures referred to in clause (iii) above, such letter shall state that Arthur Andersen LLP has performed other specified procedures, with respect to certain numerical data and information included or incorporated in the Registration Statement and the Prospectus, as are requested by an Underwriter and specified in such letter and have found such data and information to be in agreement with the accounting records of or analyses prepared by the Company.

             (e) Satisfaction of Conditions Precedent in Participation Agreements. At the Closing Time, all conditions precedent specified in each Participation Agreement with respect to the refunding of the related Equipment Certificates shall have been satisfied; the representations and warranties of the Company, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee contained in each of the Participation Agreements shall be accurate as of the Closing Time (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received certificates of the Chief Financial Officer or the Treasurer of the Company and appropriate officers of the respective Owner Trustees, Pass Through Trustees and Indenture Trustees, dated as of the Closing Time, to such effect; and you shall have received a copy of each opinion required to be delivered under each of the Participation Agreements dated as of the Closing Time, and addressed to you, and of such other documents furnished in connection with the fulfillment of such conditions as you or your counsel may reasonably request.

             (f) Other Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Offered Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Offered Certificates as herein contemplated shall be satisfactory in form and substance to you and to counsel for the Underwriters.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

SECTION 6.   Indemnification.

             (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

             (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), joint or several, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Trustee's or the Indenture Trustee's Statements of Eligibility and Qualification (Form T-1) under the 1939 Act filed as an exhibit to the Registration Statement; and provided, further, that the foregoing indemnity agreement, with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Certificates, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

             (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriters through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

             (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 7.   Contribution.

             In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Offered Certificates shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration
Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 8.   Representations, Warranties and Agreements to Survive Delivery.

             All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Offered Certificates.

SECTION 9.   Termination of Agreement.

             You may also terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in your judgment, impracticable to market the Offered Certificates or enforce contracts for the sale of the Offered Certificates, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either federal or New York authorities. In the event of any termination of this Agreement, the covenant set forth in
Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

SECTION 10.  Default by One of the Underwriters.

             If either Underwriter shall fail at the Closing Time to purchase the Offered Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), then the remaining Underwriter or any other underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall not have completed such arrangements for the purchase of all of the Defaulted Certificates within such 24-hour period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

             No action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of its default under this Agreement.

             In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11.  Notices.

             All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any facsimile communication.
Notices to the Underwriters shall be directed, on behalf of all of the Underwriters, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York, 10281, Attention: Sidney E. Goodfriend, Director, Investment Banking Group, with copies thereof directed to Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601, Attention: Jennifer R. Evans. Notices to the Company shall be directed to it at 2007 Corporate Avenue, Memphis, Tennessee 38132 (if by Federal Express service) or P.O. Box 727, Memphis, Tennessee 38194 (if by mail), attention of Vice President and Treasurer, with copies thereof directed to the Legal Department of the Company at 1980 Nonconnah Drive, Memphis, Tennessee 38132 (if by Federal Express Service) or P.O. Box 727, Memphis, Tennessee 38194 (if by mail), attention of the Managing Director of Business Transactions.

SECTION 12.  Parties.

             This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any hereon, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  Governing Law.

             This Agreement and the rights and obligations of the parties created hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Any suit, action or proceeding brought by the Company against an Underwriter in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.


                                *      *      *


             If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                     Very truly yours,

                                     FEDERAL EXPRESS CORPORATION



                                     By: /s/  Robert D. Henning
                                         -----------------------
                                         Robert D. Henning
                                         Managing Director,Structured Finance





CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES, INC.

By:   Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated



      By: /s/  Sidney E. Goodfriend
          ----------------------------------
            Sidney E. Goodfriend
            Director, Investment Banking

      Acting on behalf of themselves and the
      other named Underwriter

                                                                   Exhibit A


                          FEDERAL EXPRESS CORPORATION

                   1995 Pass Through Certificates, Series A1
                   1995 Pass Through Certificates, Series A2


 1995 Pass
 Through                          Applicable         Final                      Underwriting
Certificates         Purchase      Interest       Distribution    Aggregate     Discounts and
Designation           Price         Rate             Date          Amounts       Commissions
------------         --------    ----------       ------------    ---------     -------------

Series A1          $103,334,000       7.63%        1/5/2014      $103,334,000    0.64%
Series A2          $ 19,482,000       8.06%        1/5/2016      $ 19,482,000    0.70%
                   -----------                                   ------------

TOTAL              $ 122,816,000                                 $122,816,000    $797,711.60
                   =============                                 ============

                                                                     Exhibit B

                       Opinion of Davis Polk & Wardwell,
                       Special Counsel for the Company


            The opinion of Davis Polk & Wardwell, special counsel for the Company, to be delivered pursuant to Section 5(b)(1) of the Underwriting Agreement shall be to the effect that:

            1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            2. The Registration Statement has become effective under the 1933 Act and the Basic Agreement has been duly qualified under the 1939 Act.

            3. Although we are not aware of any judicial authority, none of the Pass Through Trusts is required to be registered under the Investment Company Act of 1940, as amended.

            4. The Pass Through Trusts will not be classified as associations taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and each Certificate Owner will be treated as the owner of a pro rata undivided interest in each of the Equipment Certificates and any other property held in the related Pass Through Trust. With respect to all other matters addressed in the Basic Prospectus under the caption "Federal Income Tax Consequences," we are also of the opinions ascribed to us therein.

            We have considered the matters required to be included in the Registration Statement and the Prospectus and the information contained therein. In our opinion (i) the statements in the Basic Prospectus under the captions "Description of the Pass Through Certificates" and "Description of the Equipment Certificates" and in the Prospectus Supplement under the captions "Description of the Pass Through Certificates" and "Description of the Equipment Trust Certificates," insofar as such statements constitute a summary of the Pass Through Agreement, the Leases, the Participation Agreements and the Indentures, fairly present the information called for by the 1933 Act and the 1933 Act Regulations with respect thereto and fairly summarize the material provisions thereof and (ii) the statements in the Basic Prospectus in the fourth paragraph under the caption "Description of the Equipment Certificates - Security" and in the Prospectus Supplement in the ninth paragraph under the caption "Description of the Equipment Certificate - Remedies," insofar as such statements constitute a description of Section 1110 of the Bankruptcy Code as such Section would be applicable to the Equipment Certificates, fairly summarize the material provisions of such Section as such Section would be applicable to the Equipment Certificates. The Offered Certificates conform in all material respects to the summary descriptions thereof contained in the Prospectus. We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with certain officers and employees of the Company, its independent public accountants and your representatives and counsel the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (i) we are of the opinion that the Registration Statement and the Prospectus (except for the financial statements and other financial and statistical information set forth or incorporated by reference therein, as to which we are not called upon to express any opinion) comply as to form in all material respects with the 1933 Act and the applicable 1933 Act Regulations and (ii) we have no reason to believe that the Registration Statement and the prospectus included therein (except for the financial statements and other financial and statistical information set forth or incorporated by reference therein and the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of NationsBank, National Association (Carolinas), as to all of which we are not called upon to express a belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of the Closing Time, either the Registration Statement or the Prospectus (except for the financial statements and other financial and statistical information set forth or incorporated by reference therein, as to which we are not called upon to express a belief), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            The foregoing opinions are subject to the following qualifications:

            (a) We are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Laws of the State of Delaware.

            (b) We express no opinion as to the scope, effect or other matters arising under the Transportation Code, or the rules and regulations thereunder or as to matters involving filing and recording with the Federal Aviation Administration.

            (c) This opinion is issued solely to you in connection with the above matter and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                                     Exhibit C


                     [Letterhead of Davis Polk & Wardwell]



                                                             August ____, 1995

To each of the parties
named on the Schedule hereto

Ladies and Gentlemen:

            We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transaction contemplated by the Participation Agreement (Federal Express Corporation Trust No. [N658FE][N659FE]), dated as of [May 1] [June 1], 1995, as amended and restated as of August 1, 1995 (the "Participation Agreement", as originally executed, the "Original Participation Agreement") among Federal Express, as Lessee, [Amsouth Leasing Corporation] [Shawmut Bank, National Association], as Owner Participant, the entities listed on Schedule I to the Original Participation Agreement as Loan Participants, as Original Loan Participants, First Security Bank of Utah, National Association, as Owner Trustee, NationsBank of Georgia, National Association, as Indenture Trustee and NationsBank, National Association (Carolinas), as Pass Through Trustee. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in Schedule II to the Participation Agreement. This opinion is being delivered pursuant to Section 4.01(l)(viii) of the Participation Agreement.

            Pursuant to the Original Participation Agreement, the Owner Participant and the Original Loan Participants participated in the payment of the Purchase Price of one Airbus A300F4-605R aircraft which was purchased by Federal Express from the Manufacturer pursuant to the Purchase Agreement, sold by Federal Express to the Owner Trustee pursuant to the Bills of Sale, subjected to the Lien of the Original Indenture and leased to Federal Express under the Original Lease. The Participation Agreement provides, among other things, for the refinancing of the Original Loan Certificates using the proceeds from the public offering of Pass Through Certificates. Two Series of Pass Through Certificates will be issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture.

            In connection with the opinions expressed below, we have examined the Original Participation Agreement, the Original Trust Agreement, the Original Lease, the Lease Supplement, the Original Indenture, the Indenture and Security Agreement Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Original Loan Certificates, the Certificates, the Pass Through Certificates, the Pass Through Agreement, each Series Supplement, the Participation Agreement, the Indenture, the Lease and the Trust Agreement. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement, the Original Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or oral statements of officers of the parties referred to herein.

            Based on the foregoing, it is our opinion that:

            1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the Federal Aviation Administration (the "FAA") pursuant to Section 44107 of the Act, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

            2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Act being subject to the due and timely filing for recording of (A) the Lease, with the Indenture attached as an exhibit, (B) the Indenture and (C) the Trust Agreement.

            3. The execution, delivery and performance of the Original Participation Agreement, the Participation Agreement, the Original Trust Agreement, the Trust Agreement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Lease, the Lease and the Lease Supplement by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 3 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance of the taking of any other action, the conduct of any other business or the exercise of any other powers by First Security Bank of Utah, National Association, in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Original Agreements or the Operative Agreements.

            4. The execution, delivery and performance of the Participation Agreement, the Pass Through Agreement and each Series Supplement by the Pass Through Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Pass Through Certificates by the Pass Through Trustee in its trust capacity do not contravene any laws and governmental rules and regulations of the State of New York that may be applicable to the Pass Through Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 4 is rendered without regard to the effect, if any, on such issuance (in the case of the Pass Through Certificates), execution, delivery or performance of the taking of any other action, the conduct of any other business or the exercise of any other powers by NationsBank, National Association (Carolinas), in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Original Agreements or the Operative Agreements.

            5.    (a)   Each of the Original Agreements and the Operative
      Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

                  (b) The execution, delivery and performance of each of the Original Agreements and each of the Operative Agreements to which Federal Express is a party by Federal Express do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 5(b) is rendered without regard to the taking of any other action or the conduct of any other business by Federal Express in the State of New York not related to the transactions contemplated by the Original Agreements or the Operative Agreements.

            6. Assuming (i) the due authorization, execution and delivery of the Original Participation Agreement, the Participation Agreement, the Original Lease, the Lease, the Lease Supplement, the Original Indenture, the Indenture, the Indenture and Security Agreement Supplement, the Original Trust Agreement, the Trust Agreement, the Original Tax Indemnity Agreement, Amendment No. 1 to the Original Tax Indemnity Agreement, the Bills of Sale, the Purchase Agreement, the Consent and Agreement, the Engine Consent and Agreement, the Pass
      Through Agreement, each Series Supplement and each other Original Agreement and Operative Agreement by each of the parties to each such document (other than Federal Express), (ii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (iii) that the Original Loan Certificates are delivered by the Original Loan Participants to the Indenture Trustee for cancellation and are cancelled, (iv) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (v) that the form of each such document is in compliance with all applicable laws and governmental rules and regulations (other than Federal laws and the laws of the State of New
      York), then: (A) each such document in form constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Original Indenture created, and the Indenture creates, for the benefit of the Holders the security interest in the Trust Indenture Estate that they purport to create; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through Agreement and the Series Supplement relating thereto; and
      (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 6 are subject to the due recording with the FAA of the Indenture, the Lease and the Trust Agreement.

            7. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due recording or filing of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interests of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

            8. The Indenture creates, as security for all of the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the Federal Aviation Administration of the Aircraft in the name of the Owner Trustee and the due and timely filing for recording in accordance with the Act of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of Section 40102(a) of the Act.

            9. Federal Express' participation in the transactions contemplated by the Operative Agreements does not and will not constitute a violation of Section 7 of the Securities Exchange Act of 1934.

            10. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant of the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

            11. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Indenture Trustee.

            The foregoing opinions are subject to the following qualifications:

            (a) To the extent that this opinion relates to matters involving filing and recording with the Federal Aviation Administration, we have relied, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinion of Daugherty, Fowler & Peregrin to be delivered to you and dated the date hereof. For purposes of the matters stated in paragraph 5(a) above and as to matters of Tennessee law, we have also relied on the opinion dated the date hereof of George W. Hearn, Vice President-Law of the Lessee. Such opinions are satisfactory to us in form and scope and we believe that you and we are justified in relying thereon.

            (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York and the laws of the United States and the General Corporation Law of the State of Delaware.

            (c) The opinion as to enforceability contained in paragraph 6 above is subject, as to enforceability of rights and remedies, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) recognized equitable principles which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

            (d) This opinion is rendered solely to you at Federal Express' request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person, other than your successors and permitted assigns, without our prior written consent.

            (e) We rendered an opinion dated [May 4] [July 31], 1995 (the "Delivery Opinion"), a copy of which is attached hereto, in connection with the financing and acquisition of the Aircraft on such date. We hereby consent and agree that the addressees hereto who were not addressees to the Delivery Opinion may rely on the Delivery Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Delivery Opinion.

                                    Very truly yours,

                                   SCHEDULE

Owner Trustee
-------------

First Security Bank of Utah, National Association



Indenture Trustee
-----------------

NationsBank of Georgia, National Association



Owner Participant
-----------------

Amsouth Leasing Corporation
Shawmut Bank, National Association

Original Loan Participants
--------------------------

The Entities listed on Schedule I to the Participation Agreement as Original Loan Participants


Lessee
------

Federal Express Corporation



Pass Through Trustee
--------------------

NationsBank, National Association (Carolinas), successor in interest to NationsBank of South Carolina, National Association


Underwriters
------------

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Chase Securities, Inc.


                                                                     Exhibit D

                      Form of Opinion of Company Counsel
                      ----------------------------------



                                                              August ___, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CHASE SECURITIES, INC.

c/o   MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
      Merrill Lynch World Headquarters
      World Financial Center, North Tower
      New York, New York  10281-1305

Re:   Federal Express Corporation
      1995 Pass Through Certificates, Series A1 and A2 (the "Offered Certificates")
      --------------------------------------------------------------

Ladies and Gentlemen:

      This opinion is directed to the Underwriters pursuant to Section 5(b)(2) of the Underwriting Agreement dated August 16, 1995 (the "Underwriting Agreement"), among the Company and you, with respect to the offer and sale of the Offered Certificates. All terms defined or used in the Underwriting Agreement have the same meaning when used herein, unless otherwise noted.

      I am Vice President-Law of the Company and have acted as such in connection with the Offered Certificates and the Underwriting Agreement. I or attorneys under my supervision have made such examination and investigation as we have deemed necessary in order to give the following opinion.

      Based on the foregoing, it is my opinion that:

            (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; the Company is a "certificated air carrier" and a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code; the Company is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except for such instances which in the aggregate will not have a material adverse effect on the Company;

            (ii) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of my knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

            (iii) Except for matters described in the Prospectus (as to which I can express no opinion at this time concerning the Company's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of the Company), there is no pending, or to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company or the ability of the Company to perform its obligations under the Pass Through Agreements and the other Operative Agreements to which the Company is a party;

            (iv) The Pass Through Agreements and the other Operative Agreements to which the Company is a party have been duly and validly authorized, executed and delivered by the Company;

            (v) The Equipment Certificates are in due and proper form and have been duly and validly authorized by all necessary corporate action;

            (vi) The Company possesses all permits, approvals, franchises and other rights from federal aviation, aeronautical, communications, transportation and shipping authorities which are requisite for the conduct of its business as described in the Prospectus or for the actions contemplated by the Underwriting Agreement and the offering contemplated by the Prospectus; and the actions contemplated by the Underwriting Agreement, the Pass Through Agreements, the Participation Agreements and the other Operative Agreements, and the offering contemplated by the Prospectus, are not in violation of any federal statute or regulation relating to aviation, aeronautics, communications, transportation or shipping;

            (vii) The Basic Agreement is qualified under the 1939 Act; I have reviewed or caused to be reviewed by attorneys under my supervision the Registration Statement, the Prospectus and each amendment and supplement thereto (including the documents incorporated by reference) and have no reason to believe that, as of their respective effective or issue dates, or as of the Closing Time, either the Registration Statement or the Prospectus or any such amendment or supplement (or any such documents incorporated by reference) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (viii)I do not know of any statute or regulation or legal or governmental proceeding required to be described in the Prospectus which is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which is not described and filed as required; and the descriptions in the Registration Statement and the Prospectus of the contracts and other documents therein described are accurate and fairly present the information required to be shown;

            (ix) The execution and delivery by the Company of the Underwriting Agreement, the Pass Through Agreements and the Operative Agreements to which the Company is a party, the consummation by the Company of the transactions herein and therein contemplated and compliance with the terms of the Underwriting Agreement, the Pass Through Agreements and such Operative Agreements do not and will not conflict with or result in a breach of any of the terms of the Certificate of Incorporation or By-laws of the Company, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan, credit or note agreement, lease or other agreement or instrument material to the Company to which the Company is a party or by which it or any or its properties are bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any of its properties;

            (x) The statements in the Basic Prospectus under the captions "Description of the Pass Through Certificates" and "Description of the Equipment Certificates" and in the Prospectus Supplement under the captions "Description of the Pass Through Certificates" and "Description of the Equipment Trust Certificates," insofar as such statements constitute a summary of the Pass Through Agreements, the Offered Certificates, the Leases, the Participation Agreements and the Indentures, are accurate summaries of the material provisions thereof and fairly present the information called for by the 1933 Act and the 1933 Act Regulations with respect thereto;

            (xi) No authorization, approval, consent or license of any regulatory body or authority (other than under the 1933 Act, the 1939
      Act and the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Offered Certificates as herein contemplated or the valid authorization, execution, delivery and performance by the Company of the Underwriting Agreement, the Pass Through Agreements and the other Operative
      Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated herein or therein, or, if so required, all such authorizations, approvals, consents and licenses, specifying the sale, have been obtained and are in full force and effect;

            (xii) The Registration Statement has become effective under the 1933 Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto (except for the financial statements and schedules included therein, as to which I express no opinion), comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and, as to documents incorporated therein, to the requirements of the 1934 Act and the 1934 Act Regulations in effect at the time such documents were filed with the Commission; and

            (xiii)The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof is limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained in Sections 6 and 7 of the Underwriting Agreement.

      In rendering the foregoing opinion, we have assumed that (i) all signatures on all documents examined by us are genuine and that where any such signature (other than a signature purporting to have been made on behalf of the Company) purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature had the due authority to do so, (ii) certain factual matters contained in certificates of public officials are accurate, true and correct, and (iii) photostatic copies of such documents, records and certificates conform to the originals.

      This opinion is intended solely for the benefit of the Underwriters and is not to be relied on by, and no copies of it are to be delivered to, any other person without my prior written consent, except that Underwriters' counsel may rely upon this opinion as to all matters of Tennessee law or Delaware corporate law in rendering its opinion of even date herewith. I am not assuming any professional responsibility to any other person by rendering this opinion. It is understood that this opinion speaks as of the date given, notwithstanding any delivery as contemplated above on any other date.


                                         _____________________________________
                                         George W. Hearn
                                         Vice President-Law

                                                                   Schedule I
                                                                       to
                                                                  Underwriting
                                                                   Agreement


                                                       Dated:  August 16, 1995


                          FEDERAL EXPRESS CORPORATION

                   1995 Pass Through Certificates, Series A1
                   1995 Pass Through Certificates, Series A2


                                                      Aggregate         Aggregate
                                                      Amount of         Amount of           Total
                                                      Series A1         Series A2         Aggregate
                                                     Pass Through      Pass Through       Amount to
Underwriters                                         Certificates      Certificates      Be Purchased
------------------------------------------------    --------------    --------------    --------------
MERRILL LYNCH, PIERCE, FENNER & SMITH               $67,167,000       $12,663,000       $79,830,000
                    INCORPORATED
CHASE SECURITIES, INC.                              $36,167,000       $ 6,819,000       $42,986,000







                                                                   Schedule II
                                                                       to
                                                                  Underwriting
                                                                   Agreement

                                                       Dated:  August 16, 1995

                          FEDERAL EXPRESS CORPORATION

                   1995 Pass Through Certificates, Series A1
                   1995 Pass Through Certificates, Series A2

To:   Federal Express Corporation
      2005 Corporate Avenue
      Memphis, Tennessee  38132

Re:   Underwriting Agreement dated August 16, 1995.

Title of Offered Certificates:1995 Pass Through Certificates, Series A1
                              1995 Pass Through Certificates, Series A2

Current ratings:  BBB+/A3

Interest rate:    Series A1.       7.63%
                  Series A2.       8.06%

Interest payable:  January 5 and July 5

Public offering price:  100%, plus accrued interest from August 16, 1995

Closing date, time and
  location:       August 21, 1995, 9:00 A.M., New York City time
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY  10017

Location for checking Offered
  Certificates:   New York, New York

Listing requirement: None

Other terms and
  conditions:     The Offered Certificates will be issued
                  in fully registered, certificated form.

Exceptions, if any, to Section 3(i) of the Underwriting Agreement: None



                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED
                              CHASE SECURITIES, INC.

                              By:    Merrill Lynch, Pierce, Fenner & Smith
                                                  Incorporated



                                    By:/s/  Sidney E. Goodfriend
                                       ------------------------------------
                                           Sidney E. Goodfriend
                                           Director, Investment Banking

                                    Acting on behalf of themselves and the
                                    other named Underwriter


Accepted:

FEDERAL EXPRESS CORPORATION



By: /s/  Robert D. Henning
    ---------------------------------------
      Robert D. Henning
      Managing Director, Structured Finance